                                                                  EXHIBIT (e)(2)

                   AMERICAN CENTURY INVESTMENT SERVICES, INC.
                         AMERICAN CENTURY SERVICES, LLC
                                 P.O. Box 410274
                                4500 Main Street
                        Kansas City, Missouri 64141-0274

                             DEALER/AGENCY AGREEMENT

Ladies and Gentlemen:

     American  Century  Investment   Services,   Inc.   ("Distributor")  is  the
distributor  and  American  Century  Services,  LLC  ("Transfer  Agent")  is the
transfer agent  (collectively with the Distributor,  "we" or "us") of the shares of the American Century family of mutual funds  (collectively,  the "Funds," and individually,  a "Fund").  Distributor has the right, as agent for the Funds, to arrange for the sale of shares of the Funds to dealers or the  public,  or both.
We invite you to make shares of the various  classes of the Funds  available  to your customers upon the following terms and conditions:

     1.  AVAILABILITY OF FUND SHARES.  Distributor  agrees to cause the Funds to sell  to,  redeem  from and  exchange  for you  shares  of  beneficial  interest
("Shares")  of one or more  classes  of the  Funds,  subject  to the  terms  and conditions of this Agreement,  each Fund's then-current prospectus and statement
of  additional   information  and  any  supplements  thereto  (collectively  the
"Prospectus"),  any  limitations  imposed by any of the Funds or the  investment advisor of the Funds. To the extent that a Prospectus  contains  provisions that are inconsistent  with the terms of this Agreement,  the terms of the Prospectus shall control.

     2. PURCHASE AND SALE OF FUND SHARES. (a) The public offering price at which you may offer the Shares is the net asset value  thereof  plus any sales  charge applicable to such Shares (the "Sales Charge"), as computed from time to time as described in the then-current Prospectus of the applicable class of the relevant
Fund. You agree to make Shares of the Funds available to your customers  subject to minimum investment requirements applicable to each order, unless you register your customer purchases in your name and omnibus account as nominee. You further acknowledge  and agree  that  tracking  and  application  of any  Sales  Charge, including any scheduled  variation in, or elimination of, such Sales Charge,  is your  responsibility  and will be charged uniformly to all offerees in the class specified  in the  Prospectus.  You  understand  that all orders are  subject to acceptance or rejection by us or the Funds in the sole discretion of either.

     (b) Each  transaction is always made subject to  confirmation  by us at the offering  price next computed  after  receipt of the order.  Subject to Sections
2(d), 2(h) and 2(i) below,  orders to purchase,  redeem and exchange Fund Shares
("Orders") received by you prior to the price time for each Fund as set forth in its Prospectus  (the "Price Time"),  generally the close of regular trading (the

"Close of Trading") on the New York Stock Exchange (the "Exchange") on any given business day (currently  4:00 p.m.  Eastern time) (each a "Business  Day"),  and transmitted  to the  Transfer  Agent  either (1) prior to the Price Time on such
Business Day or (2) pursuant to the National Securities  Clearing  Corporation's
("NSCC") Mutual Fund Settlement, Entry and Redemption Verification ("Fund/SERV")
system,  and in  accordance  with Section 7 hereof,  will be executed at the net asset value  determined as of the relevant Fund's Price Time on the Business Day you received such Order.  Any Orders  transmitted  to the Transfer Agent after a
Fund's  Price Time on a Business  Day will be  executed  at the net asset  value determined as of that Fund's Price Time on the next Business Day.

     (c) The day as of which an Order is executed pursuant to the provisions set forth above is referred to as the "Trade Date."

     (d) Any Order by you for the  purchase  of Shares of the Funds  through  us shall be  accepted  at the time when it is  received  by  Transfer  Agent or any clearinghouse  agency we may  designate  from time to time,  unless  rejected by
Transfer  Agent.  We will not  accept  any  Order  from you that is  placed on a conditional basis or is subject to any delay or contingency prior to execution.

     (e) Subject to Section 2(g) hereof,  with respect to the Funds,  the Shares of which are  indicated  in that  Fund's  Prospectus  as being sold with a Sales
Charge (the "Load Funds"),  you will be allowed the concessions  from the public
offering  price  provided  in  such  Load  Fund's   Prospectus  and/or  periodic
instruction  from us. If a Load Fund is sold but the  front-end  load is waived, you will not receive any  concession.  With respect to the Funds,  the Shares of which are  indicated in that Fund's  Prospectus  as being sold with a contingent deferred sales charge or early withdrawal charge (the "CDSC Funds"), you will be paid a concession as disclosed in such CDSC Fund's  Prospectus  and/or  periodic instructions  from us. If a CDSC Fund is sold but the CDSC is  waived,  you will not receive any concession. All dealer concessions are subject to change without notice by us and will comply with any changes in  regulatory  requirements.  You agree  that  you will not  combine  customer  orders  to  reach  breakpoints  in concessions for any purpose whatsoever unless authorized by the Prospectus or by us in writing.

     (f) Certain of the classes of certain Funds have adopted distribution plans pursuant  to  which  Distributor,  on  behalf  of each  such  Fund,  will  pay a distribution  fee and, for some classes,  a service fee to dealers in accordance with the provisions of such Funds'  distribution  plans. The service fee is paid in  accordance  with  Section  2(g)  hereof  as  additional  consideration  for, depending on the class, all individual  shareholder services,  including account maintenance services, or administrative services provided by you to shareholders of the applicable  Fund. The distribution fee is paid to the broker of record as consideration for the distribution services the broker of record provides to its clients,  including receiving and answering correspondence,  assisting investors in  completing  application  forms and  selecting  dividend  and  other  account options,  providing facilities to answer questions from clients about the Funds,

and other past and continuing  services to clients.  The provisions and terms of these Funds' distribution plans are described in their respective  Prospectuses, and you hereby agree that we have made no representations to you with respect to the  distribution  plans of such Funds in addition to, or conflicting  with, the description set forth in their  respective  Prospectuses.  No dealer discount or concession  is  applicable  to  Shares  representing  reinvested  dividends  and distributions. No interest will accrue on amounts represented by uncashed dealer discount, concession, service fee or distribution fee checks.

     (g)  Notwithstanding  any other provision hereof,  any dealer  concessions, service fees or other payments described herein shall be paid only to the broker of record  pursuant to our  records,  whether  that broker is the  executing  or clearing  broker.  Only one broker may be  designated as the broker of record on any account.

     (h) Any Order placed by you for the purchase of Shares of a Fund is subject to the timely receipt by Transfer Agent of all required documents in good order.
If such documents are not received  within a reasonable  time after the Order is placed,  the Order is  subject  to  cancellation,  in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

     (i)  Notwithstanding  Section 2(b) above,  if the  Securities  and Exchange
Commission  ("SEC")  adopts  a  rule,  or a law is  enacted,  that  changes  the requirements for intermediaries with regard to accepting Orders on behalf of the
Funds,  the timing of  transmitting  Orders to the  Funds'  Transfer  Agent,  or otherwise  affects the way Orders are accepted,  transmitted or priced,  Section
2(b) shall be deemed to be automatically amended to comply with such new rule or law.

     (j) You represent and warrant that you will  consider all  guidelines  from the  National  Association  of  Securities  Dealers  ("NASD")  and the SEC  when determining  whether a Fund is appropriate for a client, and which class is most appropriate.  You further  represent and warrant that you will recommend  Shares only for those clients for whom the investment is suitable according to any such guidelines current at the time of the recommendation.

     3.  REDEMPTIONS.  If any  Shares of any of the Load Funds sold to you under the terms of this  Agreement  are  redeemed by the Fund or  repurchased  for the account of the Funds or are tendered to the Funds for  redemption  or repurchase within seven (7) Business  Days after the Trade Date of your  original  purchase order therefor, you agree to pay forthwith to Distributor the full amount of the concession, if any, allowed to you on the original sale.

     4.  REPRESENTATIONS.  (a) You  represent  that (i) you are  registered as a broker and/or dealer under the Securities Exchange Act of 1934, as amended,  and are licensed and qualified as a broker and/or dealer or otherwise  authorized to offer  and sell the  Shares  under  the laws of each  jurisdiction  in which the
Shares  will be  offered  and sold by you,  or are a bank as  defined in Section
3(a)(6) of the Securities  Exchange Act of 1934, as amended,  and in either case are  duly  authorized  to  engage  in  the  activities  to be  performed  by you hereunder;  (ii) your agents and employees  are and will remain duly  registered and licensed to offer and sell Shares in those jurisdictions in which you do so;

and (iii) if you are a  broker/dealer,  you are a member in good standing of the
("NASD") and agree to maintain such membership (or in the alternative,  that you are a foreign  dealer not required to be an NASD member).  You agree to abide by all applicable  state and federal laws and the rules and regulations of the SEC, the NASD,  and any other  authorized  regulatory  agency that are  binding  upon
underwriters   and  dealers  in  the  distribution  of  securities  of  open-end investment companies, including, without limitation, Rule 2830 (formerly Article
III, Section 26) of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full,  or you represent  that you are exempt from  compliance with such laws, rules and  regulations.  You agree not to sell or offer for sale
Shares in any state or jurisdiction  where they have not been qualified for sale
(as  stated  in such  Fund's  then-current  Prospectus)  or in which you are not qualified as a broker, dealer or bank. You agree to notify us immediately if you cease to be  registered  or licensed as a broker and/or dealer or fail to remain as a member  in good  standing  of the NASD,  or if you  cease to be a bank,  as defined above.

     (b) Should you provide  brokerage  clearing  services to  broker-dealers or other  financial  intermediaries  who  wish  to sell  Shares  to  their  clients
("Originating Firms"), you represent that you and each such Originating Firm are parties  to  a  clearing  agreement  which  conforms  in  all  respects  to  the requirements of Rule 3230 of the NASD Conduct Rules or, as applicable, the rules of a national  securities  exchange.  In connection  with your provision of such brokerage  clearing  services,  you  acknowledge  and  agree  that  we  have  no responsibility  for determining  whether Shares are suitable for clients of your
Originating Firms.

     (c)  Distributor  represents  that (i) it is registered as a  broker/dealer under the  Securities  Exchange  Act of 1934,  as amended,  and is licensed  and qualified as a broker  and/or  dealer or otherwise  authorized to offer and sell the  Shares  under the laws of each  jurisdiction  in which the  Shares  will be offered,  and (ii) it is a member  in good  standing  of the NASD and  agrees to maintain such  membership,  Distributor will notify you immediately if it ceases to be  registered  or licensed as a broker and/or dealer or fails to remain as a member in good standing of the NASD.

     (d) Transfer Agent  represents that (i) it is the transfer agent for all of the Shares of the Funds,  (ii) it is registered with the Securities and Exchange
Commission  under the  Securities  and  Exchange  Act of 1934,  (iii) it is is a
member  in good  standing  of the  Stock  Transfer  Association  and  (iv) it is
responsible  for  compliance  with all  federal and state laws  applicable  to a transfer  agent.  Transfer Agency will notify you immediately if it ceases to be registered or a member in good standing of the regulatory entities stated above.

     5. COMPLIANCE PROCEDURES AND SALES MATERIALS. (a) "Sales Material," as used
herein,  shall  include,  without  limitation,   promotional  materials,   sales
literature,  advertisements,  press releases,  announcements,  research reports, market letters,  performance reports or summaries,  and other similar materials,
including  sales  materials   intended  for  wholesale  use  (i.e.,   Investment
Professional Use Only) or retail use.

     (b)  Neither  you nor  any  person  associated  with  you  shall  give  any information or make any representation concerning the Funds or the Shares except those contained in the then-current  Prospectus or any Sales Materials furnished by us or the Funds or  approved by us or the Funds in writing in advance for use in connection  therewith  (except that Sales  Materials  provided by us that are designated as being for Investment Professional Use Only may not be disseminated to the public). Any Sales Materials,  if distributed,  must be accompanied by or preceded by the appropriate Fund's then-current  prospectus.  You agree that any information  given or  representations  made on the basis of any Sales Materials shall be consistent with the related information and  representations  contained in the applicable Fund's Prospectus.

     (c) You  agree to use your  best  efforts  in the  proper  instruction  and training of all sales personnel employed by you in order that the Shares will be made available in accordance  with the terms and  conditions of this  Agreement, the Prospectus, and all applicable laws, rules and regulations.

     (d) If you  hold  Shares  in  omnibus  accounts,  we will  arrange  for the delivery of Prospectuses,  periodic reports, proxy materials and other materials that are  required  by law to be sent to a Fund's  Shareholders  ("Fund  Related
Materials") to the extent such delivery is required by applicable  law, and will bear  the  cost of such  delivery.  If you  hold  Shares  in  shareholder  level accounts, you are responsible for the delivery of Fund Related Materials to your client to the extent such delivery is required by  applicable  law, and you will bear the cost of such delivery.  We will provide you with the appropriate number of such  materials  as  requested  by you from time to time.  In the purchase of
Shares through us, you are entitled to rely only on the information contained in the Fund Related Materials..

     (e) You  agree to  provide  us with  continuous  reasonable  access to your offices,  representatives  and sales personnel,  at meetings,  in person and via telephone  or the world  wide web,  and  further  agree to provide us with sales reporting  information in reasonable  detail,  including  identification  of the offices and representatives responsible for each Order.

     6. ABUSIVE TRADING AND REDEMPTION FEE FUNDS.

     (a) You  acknowledge  that  you  have  received  and  reviewed  information regarding  our  abusive  trading  policy and Funds that charge  redemption  fees
("Redemption  Fee  Funds").  You  represent  and warrant  that you have a policy designed to prevent  abusive  trading,  (including  market timing) in the mutual funds you offer,  and that you will  provide us with a copy of such  policy upon our reasonable request.

     (b) You  covenant  and  agree  that  should  we  identify  abusive  trading practices  in any of your  accounts,  you will  cooperate  with us in seeking to eliminate  such abusive  trading  activity.  In  addition,  you agree to provide detailed transaction activity upon our request.

     (c) If at any time you offer  Redemption Fee Funds through accounts trading at the shareholder  level,  we will track and assess the appropriate  redemption fee for you. If at any time you offer one or more  Redemption  Fee Funds through an omnibus  account,  you agree to sign a Redemption Fee Payment  Agreement with
Distributor  which sets forth additional  details with respect to Redemption Fee
Fund availability and payment obligations.

     7. PROCESSING OF TRANSACTIONS.

     (a) If  transactions  in Fund  Shares are to be settled  through the NSCC's
Fund/SERV system, the following provisions shall apply:

          (1) Each  party  to this  Agreement  represents  that it or one of its affiliates has entered into the Standard Networking Agreement with the NSCC and it desires to participate in the programs offered by the NSCC Fund/SERV system which provide (i) an automated process whereby shareholder purchases and  redemptions,  exchanges  and  transactions  of mutual  fund shares are
     executed  through  the  Fund/SERV  system,   and  (ii)  a  centralized  and
     standardized  communication  system  for  the  exchange  of  customer-level information and account  activity through the Fund/SERV  Networking  system
     ("Networking").

          (2)   For   each   Fund/SERV   transaction,   including   transactions
     establishing  accounts  with us or our  affiliates,  you shall  provide the
     Funds and us with all information necessary or appropriate to establish and maintain each Fund/SERV  transaction  (and any  subsequent  changes to such information),  which  you  hereby  certify  is and  shall  remain  true and correct. You shall maintain documents required by us or the Funds to effect
     Fund/SERV transactions.  Each instruction shall be deemed to be accompanied by a representation by you that it has received proper  authorization  from each  person  whose  purchase,  redemption,  account  transfer  or exchange transaction is effected as a result of such instruction.

          (3) At all times each party shall maintain  insurance coverage that is reasonable and customary in light of all its responsibilities hereunder and under  applicable law. Such coverage shall insure for losses resulting from the  criminal  acts,  errors or omissions  of each  party's  employees  and agents.

          (4) The parties agree to  participate  in  Networking  with each other under the terms of the Standard Networking  Agreement,  except that (i) the section  relating to governing law is hereby amended by deleting the second sentence of such section,  and (ii) the section  relating to arbitration of disputes is hereby  deleted  and shall be of no force and effect  among the parties.

          (5) You  represent  and warrant that all  instructions,  questions and other  correspondence  concerning the accounts for which trades are made in accordance  with this SECTION 7(a) shall come from you, and that individual account  holders  shall  contact  you,  rather than contact us or the Funds directly,  with instructions,  questions and requests concerning the Funds.
     You further  represent  and warrant that you,  rather than us or the Funds,
     has  reporting   responsibility   to  your  clients  for  confirmations  of
     transactions and monthly, quarterly and year-end statements.

     (b) If  transactions  in Fund  Shares are to be settled  directly  with the
Transfer  Agent,  the  procedures  relating to the  processing and settlement of
Orders shall be subject to such  instructions as we may forward to you from time to time.  Payment for purchase  transactions  shall be made by wire  transfer or through a  clearinghouse  agency approved by us to the applicable Fund custodial account  designated by us on the Business Day next following the Trade Date. Any such wire transfers shall be instituted by your bank prior to 4:00 p.m.  Eastern time and  received by the Funds prior to 6:00 p.m.  Eastern time on the Business
Day next  following the Trade Date. If payment for Fund Shares  purchased is not timely  received,  the Fund may cancel the Order or, at our  option,  resell the
Shares to the  applicable  Fund at the then  prevailing  net asset value and you shall be  responsible  for all costs to us,  the Funds or any  affiliate  of the
Funds  resulting  from  such  resale.  You  shall be  responsible  for any loss, expense, liability or damage, including loss of profit suffered by us and/or the respective Funds resulting from delay or failure to make timely payment for such
Shares or  cancellation of any trade, or for any Orders that are processed on an
"as of" basis as an accommodation to you. You shall not be entitled to any gains generated thereby.

     (c) You agree not to withhold  placing  Orders  received from any customers for the purchase or sale of Shares so as to profit  yourself as a result of such withholding.  You shall not purchase Shares through us except for the purpose of covering purchase Orders received by you, or for your bona fide investment.  You agree to purchase Shares only from the Funds or your customers.  If you purchase
Shares  from  your  customers,  you will pay such  customers  not less  than the applicable  redemption price as established by the relevant Fund's  then-current
Prospectus.

     8. ADDITIONAL COVENANTS.

     (a) Each party shall comply with all  provisions of federal and state laws, rules  and  regulations  applicable  to its  respective  activities  under  this
Agreement.  All  obligations  of each party under this  Agreement are subject to compliance with applicable federal and state laws.

     (b) You covenant and agree that all Orders  transmitted  to us,  whether by telephone, telecopy, or other electronic transmission acceptable to us, shall be sent by or under the authority  and  direction of a person  designated by you as being duly  authorized  to act on behalf of the owner of the Shares held in your accounts. We shall be entitled to rely on the existence of such authority and to assume  that any person  transmitting  Orders for the  purchase,  redemption  or transfer  of Fund Shares on your  behalf is "an  appropriate  person" as used in
Sections  8-107 and 8-401 of the  Uniform  Commercial  Code with  respect to the transmission  of  instructions  regarding  Fund Shares on behalf of the owner of such Fund Shares.  You shall maintain the  confidentiality  of all passwords and security procedures issued,  installed or otherwise put in place with respect to the use of remote  computer  terminals  and assume full  responsibility  for the security  therefor.  You further agree to be responsible for the accuracy of all data you  transmit  by  telephone,  telecopy  or other  electronic  transmission acceptable to us.

     (c) You covenant and agree that all Orders  received and transmitted by you hereunder on any Business Day will be based upon  instructions that you received from a client in proper  form  prior to the Price Time of the  relevant  Fund on that Business Day. You shall time stamp all Orders or otherwise maintain records that will enable you to  demonstrate  compliance  with this SECTION 8(c) hereof.
Further,  upon our  reasonable  request,  you will provide  evidence  reasonably satisfactory  to the Funds' Board of Directors to  demonstrate  your  compliance with Rule 22c-1 requirements and provide us with copies of your internal control report,  if  one is  obtained.  You  agree  to  promptly  return  any  requested certification  of  such  practices,  and  understand  that  if you do not we may require you to stop trading through the NSCC (if applicable) and send all trades directly to us by each Fund's Price Time on any Business Day.

     9.  RELATIONSHIP  OF PARTIES.  You  understand and agree that in performing your services  covered by this Agreement,  you are acting on your own behalf and as agent for your customers,  and we are in no way responsible for the manner of your  performance or for any of your acts or omissions in connection  therewith.
Except to the extent  specifically  set forth herein,  nothing in this Agreement shall  be  construed  to  constitute  you or any of your  agents,  employees  or representatives as our agent,  partner, or employee, or the agent or employee of the  Funds.  Distributor  has full  authority  to take  such  action  as we deem advisable  in respect  of all  matters  pertaining  to the  distribution  of the
Shares.  Our obligations  under this Agreement are subject to all the provisions of the distribution  agreements entered into between  Distributor and the Funds.
We shall not be under any obligation to you,  except for  obligations  expressly assumed by us under this Agreement.

     10. INDEMNITY.

     (a) We  agree  to  indemnify  and  hold  harmless  you and  your  officers, directors,  employees,  agents, affiliates and each person, if any, who controls you  within  the  meaning  of the  Securities  Act of  1933  (collectively,  the
"Indemnified  Parties" for purposes of this Section  10(a))  against any losses, claims,  expenses,  damages or liabilities (including amounts paid in settlement
thereof)  or  litigation   expenses   (including   legal  and  other   expenses)
(collectively,  "Losses"),  to which the Indemnified Parties may become subject, insofar as such  Losses  result from a breach by us of a material  provision  of this  Agreement.  We will  reimburse  any  legal  or other  expenses  reasonably incurred  by  the  Indemnified  Parties  in  connection  with  investigating  or defending any such Losses. We shall not be liable for indemnification  hereunder if such Losses are  attributable  to your negligence or misconduct in performing your obligations under this Agreement.

     (b) You agree to indemnify and hold harmless  Distributor,  Transfer  Agent and the  Funds,  and our  respective  officers,  directors,  employees,  agents, affiliates  and each  person,  if any,  who  controls us or the Funds within the meaning of the Securities Act of 1933 (collectively,  the "Indemnified  Parties"
for purposes of this SECTION 10(b)) against any Losses to which the  Indemnified
Parties may become  subject,  insofar as such Losses result from (i) a breach by you of a material provision of this Agreement,  or (ii) your sales practices and procedures,  including the provision of any information not provided or approved by us in accordance  with Section 5 hereof.  You agree to reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating  or  defending  any such  Losses.  You  shall  not be  liable  for indemnification  hereunder if such Losses are  attributable to our negligence or misconduct in performing our obligations under this Agreement.

     (c) Promptly after receipt by an indemnified  party  hereunder of notice of the commencement of action,  such indemnified  party will, if a claim in respect thereof is to be made  against  the  indemnifying  party  hereunder,  notify the indemnifying  party of the commencement  thereof;  but the omission so to notify the indemnifying  party will not relieve it from any liability which it may have to any indemnified  party otherwise than under this SECTION 10. In case any such
action  is  brought  against  any  indemnified   party,   and  it  notifies  the
indemnifying party of the commencement  thereof,  the indemnifying party will be entitled to  participate  therein and, to the extent that it may wish to, assume the defense thereof,  with counsel  satisfactory to such indemnified  party, and after  notice  from  the  indemnifying  party to such  indemnified  party of its election  to assume the  defense  thereof,  the  indemnifying  party will not be liable to such  indemnified  party under this  Section 10 for any legal or other expenses  subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (d) If the indemnifying  party assumes the defense of any such action,  the indemnifying  party  shall  not,  without  the  prior  written  consent  of  the indemnified  parties in such action,  settle or compromise  the liability of the indemnified  parties in such action, or permit a default or consent to the entry of any judgment in respect  thereof,  unless in connection with such settlement, compromise or consent,  each  indemnified  party  receives from such claimant an unconditional release from all liability in respect of such claim.

     11.  AMENDMENT.  This  Agreement may be amended by mutual  agreement of the parties in writing.

     12.  TERMINATION.  Any party may cancel this  Agreement upon 30 days' prior written  notice to the  other.  This  Agreement  shall  terminate  automatically without  notice if (a)  Distributor  ceases to be a member of the NASD,  (b) you cease to be a member of the NASD,  breach any  provision  of Section 2830 of the
NASD Conduct Rules, or you cease to be a bank, as defined above, or (c) upon any attempted  assignment hereof. This Agreement may be terminated at any time as to any Fund by a vote by a majority  of the  independent  directors  or trustees of that Fund.  We reserve  the right,  in our sole  discretion  and  without  prior notice,  to  suspend  sales  of  Shares  of the  Funds  in any  state  or  other jurisdiction, or to withdraw entirely the offering of Shares of the Funds, or to modify or amend the terms of our offering of Fund Shares.

     13. NOTICES AND COMMUNICATIONS. All communications and notices to us should be sent to our General  Counsel at the address set forth on page one above.  Any communication or notice to you will be mailed to you at the address specified by you below or will be sent by telecopy if a phone number is provided below.

     14. ASSIGNABILITY. This Agreement is not assignable or transferable.

     15. NON-EXCLUSIVITY. Each party acknowledges and agrees that this Agreement and the arrangement  described herein are intended to be non-exclusive  and that each of the parties is free to enter into similar  agreements  and  arrangements with other entities.

     16. PRIVACY PROCEDURES.  Each of the parties to this Agreement affirms that it has  procedures  in place  reasonably  designed  to  protect  the  privacy of non-public  customer  information and it will maintain such  information that it may acquire  pursuant to this  Agreement  in  confidence  and in accord with all applicable  privacy laws.  Each of the parties  agrees not to use, or permit the use of, any such customer  information  for any purpose  except to carry out the terms of this  Agreement  and/or  pursuant to any  exceptions  set forth in such privacy laws. This provision shall survive the termination of this Agreement.

     17. ANTI-MONEY  LAUNDERING  PROVISION.  The parties hereto will comply with all applicable laws and regulations aimed at preventing, detecting and reporting money laundering and suspicious  transactions,  including,  without  limitation, applicable  provisions  of the Bank Secrecy Act and the USA PATRIOT Act of 2001,
as well as  regulations  administered  by the U.S.  Department of the Treasury's
Office of Foreign Asset  Control.  In addition,  you agree to take all necessary and appropriate  steps,  consistent with  applicable  laws and  regulations,  to obtain,  verify,  and retain  information with regard to investor and/or account owner identification and source of funds for your customers.

     18. ENTIRE  AGREEMENT.  This  Agreement  constitutes  the entire  agreement between  the  parties  with  respect  to the  matters  dealt  with  herein,  and supersedes  all  previous  agreements,  written  or oral,  with  respect to such
matters,  specifically  including  any  Selected  Dealer  Agreement,   Financial
Institution Agency Agreement, and any Addendum to a Selected Dealer Agreement or
Financial Institution Agency Agreement, between the parties hereto.

                                       10

     If the foregoing  correctly sets forth our  understanding,  please indicate your  agreement  to and  acceptance  thereof by signing  below,  whereupon  this
Agreement  shall  become a binding  agreement  between us as of the latest  date indicated.

AMERICAN CENTURY                            AMERICAN CENTURY INVESTMENT
SERVICES, LLC                               SERVICES, INC.

By:                                         By:
      --------------------------------             -----------------------------
Name:                                       Name:
      --------------------------------             -----------------------------
Title:                                      Title:
      --------------------------------             -----------------------------
Date:                                       Date:
---- --------------------------------------------  -----------------------------

     We agree to and accept the terms of the foregoing Agreement.

                         --------------------------------------------
                         By:
                                -------------------------------------
                         Name:
                                -------------------------------------
                         Title:
                                -------------------------------------
                         Date:
                                -------------------------------------

                         Legal Notices should be sent to:

                         Address:
                                      -------------------------------
                         Attention:
                                      -------------------------------
                         Phone No.:
                                      -------------------------------
                         Telecopy No.:
                                      -------------------------------

                         Concession and 12b-1 Payments should be sent to:

                         Address:
                                 ------------------------------------
                         Attention:
                                   ----------------------------------
                         Phone:
                               --------------------------------------
                         Telecopy No.:
                                      -------------------------------
                         Firm C.R.D. #:
                                       ------------------------------

Distributor has assigned the following Dealer number to the Company:
                                                                   -------------

                                       11